UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    August 3, 2005

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617)  679-7000
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    1.01 Entry into a Material Definitive Agreement.

On August 3, 2005, Millennium Pharmaceuticals, Inc. (the “Company”) entered into a consulting agreement with Mark J. Levin, a member of the Company’s Board of Directors and former Chief Executive Officer of the Company, to provide services to the Company on an as needed basis, expected to be approximately one day per week initially, to support Deborah Dunsire in her new role as the Company’s Chief Executive Officer. The Company will pay Mr. Levin an initial monthly retainer of $16,000 through December 31, 2005. The term of the agreement will begin effective as of August 1, 2005, will end on December 31, 2005 and will be renewable quarterly thereafter as mutually agreed. After the initial term of the agreement, any renewal of the term, determination of services to be provided by Mr. Levin and compensation paid to him during any such renewal term will be reviewed by the Chairman of the Board and approved by the Board of Directors.

On August 3, 2005, the Company’s Board of Directors changed the title of its Lead Outside Director to Vice Chairman of the Board and modified the responsibilities for the position. Grant Heidrich, III will continue to serve in this role as the Vice Chairman of the Board. The compensation of the Vice Chairman of the Board will be the same as it was for the Lead Outside Director including a $10,000 additional annual retainer and an additional annual stock option grant of 5,000 shares.

On August 3, 2005, the Board approved the following incremental compensation to be paid to the non-employee Chairman of the Board in addition to the compensation paid to all non-employee directors:

•	A $20,000 additional annual retainer for the non-employee Chairman of the Board prorated for any portion of a year served; and
•	An additional annual stock option grant for 10,000 shares to the non-employee Chairman to be granted in 2005 on August 3, 2005, with monthly vesting over one year, and in the following years at the same time and on the same terms as the annual non-employee director stock option grants.

On August 3, 2005, the Company’s Board of Directors also approved a one-time payment of $20,000 to each of the following directors, Grant Heidrich, Raju Kucherlapati, Norman Selby and Ken Weg, for their participation over the past two years in the group responsible for the search for the Company’s new Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)
Date: August 5, 2005	By	/s/ MARSHA H. FANUCCI

Marsha H. Fanucci
Senior Vice President and Chief Financial Officer